NEWS RELEASE

	Contacts:	Randy Frapart, CFO
US Dataworks, Inc.
281-504-8026
FOR IMMEDIATE RELEASE
Ken Dennard, Managing Partner
Dennard - Lascar Associates, LLC
Ken@DennardLascar.com
713-529-6600

US DATAWORKS ANNOUNCES FISCAL 2013 THIRD QUARTER RESULTS

SUGAR LAND, TX – February 14, 2013 – US Dataworks, Inc. (OTC Bulletin Board: UDWK), a leader in payment processing solutions, today announced its financial results for its fiscal 2013 third quarter ended December 31, 2012.

Revenue for the quarter ended December 31, 2012 was $1.8 million as compared to $1.8 million for the quarter ended December 31, 2011.

Net loss for the quarter ended December 31, 2012 was $230,865, or $0.01 per share, as compared to net income of $83,718, or $0.00 per diluted share, for the quarter ended December 31, 2011. Included in the net loss for the quarter ended December 31, 2012 is non-cash stock based compensation expense of $286,791 as compared to non-cash stock based compensation expense of $7,313 for the quarter ended December 31, 2011.

Conference Call Information

US Dataworks’ management has scheduled a conference call to review its fiscal 2013 third quarter results tomorrow February 15, 2013 at 12:00 p.m. Eastern time, 11:00 a.m. Central time. To listen to the call, dial (480) 629-9771 at least 10 minutes before the call begins and ask for US Dataworks’ conference call. A replay of the call will be available approximately two hours after the live broadcast ends and will be accessible until February 22, 2013. To access the replay, dial (303) 590-3030 using a pass code of 4599261#.

Investors, analysts and the general public will also have the opportunity to listen to the conference call over the Internet by visiting www.usdataworks.com. To listen to the live call on the web, please visit the Company’s web site at least fifteen minutes before the call begins to register, download and install any necessary audio software. For those who cannot listen to the live webcast, an archive will be available shortly after the call.

About US Dataworks

US Dataworks offers cloud payment processing services with proven enterprise-class payment, deposit, returns processing, and powerful payment analytic tools. US Dataworks' solutions are trusted to process $7 billion in payments each day for utilities, telecommunications providers, content providers, financial institutions and government agencies. Additional information about US Dataworks is available at www.usdataworks.com.

Certain statements made in this press release (other than the historical information contained herein) constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, including, but not limited to, statements regarding our expectations of our ability to meet our future goals and expectations. Any forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially, including, but not limited to, the failure of our new solutions to perform as anticipated, our ability to provide long-term customer value and agility, our ability to protect our intellectual property, our position in the marketplace, our ability to develop and timely introduce products that address market demand, the impact of alternative technological advances and competitive products, market fluctuations, our ability to repay or refinance our debt, our ability to realize the anticipated benefits from our business initiatives, including our cloud-based solutions, and other risks detailed from time to time in our SEC reports including our Annual Report on Form 10-K for the fiscal year ended March 31, 2012. These forward-looking statements speak only as of the date hereof. US Dataworks disclaims any obligation to update these forward-looking statements.

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 US DATAWORKS, INC.

UNAUDITED CONDENSED STATEMENTS OF OPERATIONS

	For the Three Months Ended December 31,		For the Nine Months Ended December 31,
	2012	2011	2012	2011

Revenues:
Software transactional and subscription revenues	$616,144	$688,341	$1,899,838	$2,056,567
Software licensing revenues	8,587	29,483	18,161	127,953
Software maintenance revenues	164,210	213,203	506,172	518,837
Professional services revenues	984,100	856,323	2,261,272	2,266,838
Software resale revenues	37,686	36,027	46,617	112,716

Total revenues	1,810,727	1,823,377	4,732,060	5,082,911

Cost of revenues	510,465	548,574	1,532,635	1,652,211

Gross profit	1,300,262	1,274,803	3,199,425	3,430,700

Operating expenses:
Research and development	196,187	172,280	636,651	631,887
Sales and marketing	283,926	303,401	787,449	992,258
General and administrative	877,020	542,002	2,031,007	1,738,340
Depreciation and amortization	13,745	19,586	47,479	67,064
Total operating expense	1,370,878	1,037,269	3,502,586	3,429,549

Income (loss) from operations	(70,616)	237,534	(303,161)	1,151

Other expense:
Interest expense	(32,630)	(28,378)	(76,170)	(71,913)
Interest expense – related party	(142,077)	(125,438)	(432,565)	(374,566)
Unrealized gain on fair value of derivative instruments	14,458		2,699
Total other expenses	(160,249)	(153,816)	(506,036)	(446,479)
Net income (loss)	$(230,865)	$83,718	$(809,197)	$(445,328)

Basic earnings (loss) per share	$(0.01)		(0.02)	$(0.01)

Diluted earnings (loss) per share	$(0.01)		(0.02)	$(0.01)

Basic weighted-average shares outstanding	33,583,606	33,425,606	33,550,662	33,397,300

Diluted weighted-average shares outstanding	33,583,606	33,430,151	33,550,662	33,397,300

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US DATAWORKS, INC.

UNAUDITED CONDENSED BALANCE SHEETS

ASSETS	December 31, 2012	March 31, 2012
	(Unaudited)
Current assets:
Cash and cash equivalents	$57,527	$81,985
Accounts receivable, trade, net of allowance for doubtful accounts at December 31, 2012 and March 31, 2012 of $10,500 and $0, respectively	698,638	437,662
Prepaid expenses and other current assets	173,208	200,636
Total current assets	929,373	720,283

Property and equipment, net	152,060	184,387
Goodwill	4,020,698	4,020,698
Other assets	29,751	42,354
Total assets	$5,131,882	$4,967,722

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Current portion of long term debt, net of unamortized discount at December 31, 2012 and March 31, 2012 of $3,264 and $0, respectively	$346,095	$244,667
Current portion of long term debt – related party, net of unamortized discount at December 31, 2012 and March 31, 2012 of $812 and $0, respectively	24,188	--
Accounts payable	435,895	426,895
Accrued expenses	324,436	138,033
Accrued interest – related parties	525,737	383,592
Deferred revenue	483,185	424,191
Derivative instruments	10,701	--
Total current liabilities	2,150,237	1,617,378

Long term liabilities:
Notes payable, net of unamortized discount at December 31, 2012 and March 31, 2012 of $3,371 and $2,557, respectively	103,231	109,078
Notes payable – related parties, net of unamortized discount at December 31, 2012 and March 31, 2012 of $156,862 and $267,689, respectively	2,960,383	2,849,556
Total long term liabilities	3,063,614	2,958,634
Total liabilities	5,213,851	4,576,012

Commitments and contingencies

Stockholders’ equity (deficit):
Convertible Series B preferred stock, $0.0001 par value, 700,000 shares authorized, 109,933 shares issued and outstanding, $3.75 liquidation preference, dividends of $489,878 and $458,802 in arrears as of December 31, 2012 and March 31, 2012, respectively	11	11

Common stock, $0.0001 par value, 90,000,000 shares authorized, 33,583,606 and 33,485,835 shares issued and outstanding as of December 31, 2012 and March 31, 2012, respectively	3,358	3,348
Additional paid-in-capital	66,928,668	66,593,160
Accumulated deficit	(67,014,006	(66,204,809)
Total stockholders’ equity (deficit)	(81,969	391,710

Total liabilities and stockholders’ equity (deficit)	$5,131,882	$4,967,722

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US DATAWORKS, INC.

UNAUDITED CONDENSED STATEMENTS OF CASH FLOWS

For the Nine Months Ended December 31,

	2012	2011
Cash flows from operating activities:
Net loss from operating activities	$(809,197)	$(445,328)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation and amortization of property and equipment	47,479	67,064
Bad debt expense	15,581	--
Amortization of discount on notes payable	5,854	2,792
Amortization of discount on notes payable – related parties	111,670	106,006
Amortization of deferred financing costs – related parties	12,603	17,513
Stock based compensation	337,330	27,199
Unrealized loss on fair value of derivative instruments	(2,699)	--
Changes in operating assets and liabilities:
Accounts receivable	(276,557)	311,154
Prepaid expenses and other current assets	27,428	190,714
Accounts payable	9,000	(172,301)
Accrued expenses	186,403	135,095
Accrued interest – related parties	142,145	238,664
Deferred revenue	58,994	(142,272)

Net cash (used in) provided by operating activities	(133,966)	336,300

Cash flows from investing activities:
Purchase of property and equipment	(15,152)	(23,015)

Net cash used in investing activities	(15,152)	(23,015)

Cash flows from financing activities:
Payments on note payable to bank	--	(808,562)
Payments on secured line of credit	(1,751,383)	---
Proceeds from secured line of credit	1,507,331	445,902
Payments on factoring facility	(1,960,051)	--
Proceeds from factoring facility	2,206,238	--
Proceeds from issuance of notes payables and detachable stock warrants	125,000	125,000
Payments on equipment loan payable	(2,475)	(2,476)

Net cash provided by (used in) financing activities	124,660	(240,136)

Net decrease in cash and cash equivalents	(24,458)	73,149
Cash and cash equivalents, beginning of period	81,985	44,096
Cash and cash equivalents, end of period	$57,527	$117,245

Supplemental disclosures of cash flow information:
Interest paid	$243,447	$44,036
Income taxes paid	--	--

Supplemental disclosures of non-cash financing activities:
In conjunction with the extension of certain existing notes payable and the issuance of new notes payable, the Company issued additional common stock warrants and modified the existing notes to add a common stock conversion feature. As a result, the following balance sheet accounts were affected as follows:
Increased derivative warrant instruments	$13,400	$--
Increased note discount on notes payable	11,588	--
Decreased additional paid-in-capital	(1,812)	--

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US DATAWORKS, INC.

INCOME STATEMENT DATA

Non GAAP Reconciliations

For the three months and nine months ended December 31, 2012 and 2011

	For the Three Months Ended		For the Nine Months Ended
	December 31,		December 31,
	2012	2011	2012	2011
Reconciliation of Adjusted EBITDA (Note 1)
Net income (loss)	$(203,865)	$83,718	$(809,197)	$(445,328)
Depreciation and amortization	13,745	19,586	47,479	67,064
Stock based compensation expense	286,791	7,313	337,330	27,199
Interest expense	174,707	153,816	508,735	446,479
Unrealized gain on fair value of derivative instruments	(14,458)	-	(2,699)	-
Adjusted EBITDA (See Note 1)	$229,920	$264,433	$81,648	$95,414

Reconciliation of EBITDA margin
Revenue	$1,810,727	$1,823,377	$4,732,060	$5,082,911
Adjusted EBITDA	$229,920	$264,433	$81,648	$95,414
Margin %	13%	15%	2%	2%

Note 1:

Adjusted EBITDA is a non-GAAP measure we define as earnings before interest, taxes, depreciation and amortization, equity compensation expense and unrealized gain on fair value of derivative instruments. We use Adjusted EBITDA as a supplemental financial measure to assess (i) our operating and financial performance without regard to the structure of our financing or the historical cost basis in our assets and (ii) our ability to generate cash flow to cover our interest payments. Adjusted EBITDA has limitations as an analytical tool and should not be used as a substitute for financial measures presented in accordance with GAAP, including net income, operating income and cash flow from operating activities. Such limitations include the fact that Adjusted EBITDA does not reflect (i) cash requirements to service interest and principal payments on our debt, (ii) capital expenditure requirements or (iii) income tax payment requirements and income tax accruals. In addition, companies in our industry may define Adjusted EBITDA differently than we do, thereby limiting its usefulness as a comparative measure.

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